UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2016

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On May 6, 2016, Sophiris Bio Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various purchasers set forth on the signatures pages thereto (the “Purchasers”). Pursuant to the terms of the Purchase Agreements, the Company has agreed to sell an aggregate of 3,571,428 common shares (the “Shares”), at a purchase price per Share of $1.40 for aggregate proceeds to the Company of approximately $4.6 million, after deducting estimated offering expenses payable by the Company, but excluding the proceeds, if any, from the exercise of the Warrants (described below) issued in the offering. The offering is expected to close on or about May 11, 2016, subject to customary closing conditions.

In connection with their purchase of the Shares, each Purchaser will receive a Warrant. Each Warrant will entitle the Purchaser to purchase up to a number of shares of the Company’s common stock equal to 50% of the shares of common stock purchased by the Purchaser under the Purchase Agreement. The Warrants will include an exercise price of $1.40 per share, become exercisable on the date of issuance and expire five years from the date of issuance.

Pursuant to a letter agreement dated May 6, 2016 (the “Engagement Letter”), the Company engaged Roth Capital Partners, LLC (“ROTH”) to act as its exclusive placement agent in connection with the issuance and sale of the Shares and Warrants. The Company has agreed to pay ROTH 6.0% of the aggregate gross proceeds in the offering, excluding the proceeds, if any, from the exercise of the Warrants. The Company also agreed to reimburse ROTH for its expenses in connection with the offering in an amount not to exceed $35,000.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-198782) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. A copy of the opinion of Fasken Martineau DuMoulin LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.2 hereto On May 6, 2016, the Company also issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Engagement Letter, Purchase Agreements and the Warrants are not complete and are qualified in their entireties by reference to the full text of the Engagement Letter, the form of Purchase Agreement and form of Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about the Company’s expectations regarding the completion of the offering. Words such as “estimate,” “expected,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events may differ materially from those set forth in this report due to risks and uncertainties associated with the satisfaction of the conditions to close the offering. Risk factors related to us, our business and the offering are discussed under “Risk Factors” and elsewhere in our prospectus supplement, dated May 9, 2016, with respect to the offering described above, and in our Annual Report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Fasken Martineau DuMoulin LLP
5.2	Opinion of Cooley LLP
10.1	Letter Agreement, dated May 6, 2016, by and Sophiris Bio Inc. and Roth Capital Partners, LLC
10.2	Form of Securities Purchase Agreement, dated May 6, 2016, by and between Sophiris Bio Inc. and the Purchasers party thereto
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
23.3	Consent of Cooley LLP (included in Exhibit 5.2)
99.1	Press release announcing offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sophiris Bio Inc.

Dated: May 10, 2016
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer